NationsBank
Commercial Banking Group
P. O. Box 2518
700 Louisiana Street, 7th Floor
Houston, TX 77252-2518

NATIONSBANK

                                                                   July 17, 1996

Mr. C. Clifford Wright
Chief Executive Officer
American Residential Services, Inc.
5850 San Felipe, Suite 500
Houston, Texas 77057

Dear Cliff:

     NationsBank of Texas, N.A. ("Bank") is pleased to advise you that the undersigned is prepared, subject to the terms and conditions hereof, to make credit available to American Residential Services, Inc. ("Borrower") substantially in accordance with the terms and conditions set forth in the attached Term Sheet dated July 17, 1996 ("Term Sheet").

     This commitment is conditioned upon (i) the absence of a material adverse change in the Borrower's financial condition or operations, (ii) the preparation, execution and delivery of legal documentation in form and substance satisfactory to the Bank and to its counsel incorporating substantially the terms and conditions referred to in the attached Term Sheet and such clarifications thereof and modifications and additions thereto as the Bank may require, and (iii) receipt of a legal opinion from the Borrower's counsel in form and substance satisfactory to the Bank and its counsel (including but not limited to opinions as to the existence and good standing of all obligors and the validity and enforceability of all agreements).

     Terms and conditions of the credit are not limited to those set forth in the Term Sheet. The credit agreement will also include other covenants, representations and warranties that the Bank and its counsel deems standard and customary for such credit. Any clarification or modification of the matters which are set forth in the Term Sheet or any addition thereto are subject to mutual agreements of the parties.

     Please evidence your acceptance of this commitment letter by signing and returning to the Bank the enclosed copy of this letter on or before July 24, 1996, the date this commitment letter (if not accepted prior thereto) will expire. If accepted, this commitment letter will terminate on August 31, 1996, if final documentation has not been executed by that date.

     Whether or not final documentation is executed, you agree by signing below to pay the reasonable charges and disbursements for legal counsel to the Bank in connection with this commitment letter, the proposed credit and preparation of documentation.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     We appreciate the opportunity to provide American Residential Services with this commitment for credit and look forward to establishing a mutually beneficial relationship. If I can be of any assistance, please do not hesitate to call.

                                        Sincerely,

                                        NATIONSBANK OF TEXAS, N.A.

                                        Albert L. Welch
                                        Vice President
                                        (713) 247-6631

                                        Agreed to and accepted this 22nd day of
                                        July, 1996.

                       American Residential Services, Inc.
                     By: C. CLIFFORD WRIGHT________________
                                           C. Clifford Wright
                             Chief Executive Officer

- --------------------------------------------------------------------------------
                             NATIONSBANK TERM SHEET
- --------------------------------------------------------------------------------

                      AMERICAN RESIDENTIAL SERVICES, INC.

                          FOR DISCUSSION PURPOSES ONLY

                           SUMMARY OF PROPOSED TERMS
                                 JULY 17, 1996

BORROWER:                              American Residential Services, Inc.
                                       ("Borrower").

GUARANTORS:                            All existing and future, direct and
                                       indirect subsidiaries of the Borrower

ADMINISTRATIVE AGENT:                  NationsBank of Texas, N.A.
                                       ("NationsBank" or the "Agent").

ARRANGER:                              NationsBanc Capital Markets, Inc.
                                       ("NCMI").

LENDERS: NationsBank of Texas, N.A. and a syndicate of financial institutions arranged by NCMI which are reasonably acceptable to the Borrower and the Agent.

FACILITY:                              $55,000,000 Revolving Line of Credit.

USE OF PROCEEDS:                       General corporate purposes including the
                                       refinancing of remaining post-IPO
                                       indebtedness, acquisition financings and working capital. Sublimit for Standby
                                       Letters of Credit of $5,000.000.

BORROWING OPTIONS:                     LIBOR and Base Rate options will be
                                       available under the Facility.

LIBOR: means the London Interbank Offered Rate for offshore deposits as quoted by NationsBank.

BASE RATE:                             means the higher of (i) the rate of
                                       interest publicly announced from
                                       time-to-time by NationsBank as its prime rate, or (ii) 0.5% per annum above the Effective Federal Funds rate.

REPAYMENT:                             Interest only payable quarterly;
                                       principal due at Maturity.

MATURITY:                              Three years from the Closing Date.

CLOSING DATE:                          No later than September 30, 1996.

SECURITY:                              Unsecured.

PERFORMANCE PRICING:                   Pricing for the Facility will be at the
                                       interest rate margins indicated in the
                                       accompanying Performance Pricing Grid.
                                       The Applicable Margin for loans will be
                                       calculated quarterly based on the
                                       Borrower's Funded Debt to EBITDA Ratio.

INTEREST PAYMENTS:                     For committed LIBOR Advances, one, two,
                                       three, or six months, but at least
                                       quarterly. Interest on Base Rate loans
                                       shall be payable quarterly in arrears.

FEES:                                  See attached Fee Schedule.

UNUSED COMMITMENT FEE:                 Commencing on the Closing Date, a
                                       non-refundable fee (in the percentage per annum specified in the accompanying
                                       Performance Pricing Grid) will accrue on the daily average unused portion of the Facility, payable quarterly in arrears and at Maturity.

YIELD PROTECTION:                      Protective provisions for such matters as
                                       increased costs, capital adequacy,
                                       funding losses, illegality and LIBOR
                                       reserve requirements. All payments shall be made free of taxes.

VOLUNTARY PREPAYMENTS:                 Outstanding loans are voluntarily
                                       prepayable without penalty; provided,
                                       however, that LIBOR breakage costs, if
                                       any, shall be for the account of the
                                       Borrower.

- --------------------------------------------------------------------------------
                             NATIONSBANK TERM SHEET
- --------------------------------------------------------------------------------
DRAWDOWNS:                             Drawdowns are at the Borrower's
                                       discretion with same business day notice for the Base Rate option and three business days notice for LIBOR advances.

CONDITIONS PRECEDENT:                  Usual and customary for transactions of
                                       this nature including, without
                                       limitation, the following:

                                         o   Successful Initial Public Offering
                                             yielding net proceeds to the
                                             Borrower of at least $55,000,000
                                             (of which said offering shall
                                             constitute no more than 60% of
                                             Borrower's capital stock issued).
                                         o   Execution and delivery of
                                             satisfactory credit, guarantee and
                                             other related documentation
                                             embodying the structure, terms and
                                             conditions contained herein.
                                         o   No material adverse change.
                                         o   Receipt of closing certificates,
                                             opinions of counsel, etc., usual
                                             and customary for transactions of
                                             this nature.
                                         o   Agent's satisfaction with
                                             background checks on Borrower's
                                             executive management.

REPRESENTATIONS & WARRANTIES:          Usual and customary for transactions of
                                       this nature.

AFFIRMATIVE COVENANTS:                 Usual and customary for transactions of
                                       this nature.

NEGATIVE COVENANTS:                    Usual and customary for the type of
                                       transaction proposed and others to be
                                       reasonably specified by the Agent,
                                       including, without limitation, as follows
                                       (which covenants shall include such
                                       exclusions as the Agent and X Borrower
                                       shall agree):

                        Indebtedness:    o   Restricting the incurrence or
                                             assumption of additional debt,
                                             capital leases and contingent
                                             liabilities, including without
                                             limitation, negative pledges on
                                             assets and sale-leaseback
                                             transactions to $2,500,000.
                           Dividends:    o   Restricting the making of dividends
                                             or similar distributions.
                                Liens:   o   The incurrence or assumption of
                                             liens limited to $1,000,000.
                      Sale of Assets:    o   Restricting the sale of assets or
                                             similar transfers, other than in
                                             the ordinary course of business or
                                             in connection with permitted
                                             dispositions.
                         Acquisitions:   o   Restricting the making of
                                             investments or acquisitions other
                                             than permitted acquisitions without
                                             prior written approval of the
                                             Lenders. The Borrower will not, and
                                             will not permit any of its
                                             subsidiaries to make an Acquisition
                                             in a transaction or related series
                                             of transactions unless:
                                         o   The Acquisition would not, after
                                             giving effect thereto, result in
                                             a Default;
                                         o   The Acquisition is substantially
                                             related to the business of the
                                             Borrower and its subsidiaries;
                                         o   The amount of consideration paid
                                             for the Acquisition (INCLUDING
                                             cash, liabilities assumed, seller
                                             debt and amounts payable under
                                             non-compete covenants or similar
                                             agreements, but EXCLUDINGthe value
                                             of any stock of the Borrower issued
                                             as consideration) does not exceed
                                             $10,000,000 for any individual
                                             acquisition and $30,000,000 in
                                             aggregate for the preceding four
                                             quarters, excluding previously
                                             approved acquisitions.
                             Mergers:    o   Restricting mergers, consolidations
                                             and similar combinations.

- --------------------------------------------------------------------------------
                             NATIONSBANK TERM SHEET
- --------------------------------------------------------------------------------

FINANCIAL COVENANTS:                   Usual and customary for transactions of
                                       this nature and others to be reasonably
                                       specified by the Agent including, without limitation, the financial covenants set forth below (which financial covenants shall also include quarterly tests to be negotiated).

     Consolidated Net Worth Covenant:  Maintenance of minimum CONSOLIDATED NET
                                       WORTH (to be defined as the Borrower's
                                       book equity) equal to 90% of the post-IPO closing Net Worth which shall be increased quarterly by an amount equal to 90% of net income for such quarter (without adjustment for any quarter in which there is a loss) and by 100% of the net proceeds of any equity offering X by the Borrower (initial minimum of $60,000,000).

                   EBITDA Definition:  For purposes of the covenants below,
                                       EBITDA shall be defined as the Borrower's earnings before interest, taxes, depreciation and amortization calculated as follows:
                                            Most recent rolling four quarters,
                                            giving pro forma effect to the
                                            historical EBITDA of acquired
                                            companies.

         Fixed Charge Coverage Ratio:  Maintenance of a minimum FIXED CHARGE
                                       COVERAGE RATIO to be defined as the ratio of the borrower's EBITDA (as such term is defined above) minus cash taxes paid to the sum or interest expense plus current maturities paid plus 20% of the funded balance under the Facility. All such components of this ratio shall be based on an actual rolling four quarter basis.

                                             Closing Date - Maturity 1.20:1.00

         Funded Debt to EBITDA Ratio:  Maintenance of a maximum FUNDED DEBT TO
                                       EBITDA RATIO where Funded Debt is defined as all interest bearing debt and EBITDA is defined as above.

                                             Closing Date - Maturity 2.75:1.00

        Debt to Capitalization Ratio:  Maintenance of maximum DEBT TO
                                       CAPITALIZATION RATIO (to be defined as
                                       the ratio of (x) Total Funded Debt to (y)
                                       Total Funded Debt plus Net Worth.

                                             Closing Date - Maturity 45%

       Capital Expenditures Covenant:  Limitation on CAPITAL EXPENDITURES
                                       (excluding capital expenditures related
                                       to acquisitions) of 10% of Borrower's Net
                                       Worth.

EVENTS OF DEFAULT:                     Usual and customary for similar
                                       transactions and appropriate others for
                                       this particular transaction, including,
                                       but not limited to, nonpayment of fees,
                                       interest, or principal when due; breach
                                       of representations, warranties, or
                                       covenants; breach of other material
                                       agreements or contracts; cross default to other indebtedness; bankruptcy or insolvency; material judgments; certain
                                       ERISA events; and a change in control of Borrower.

INDEMNITY:                             The Borrower will indemnify, pay, and
                                       hold harmless the Agent and the Lenders
                                       (and their respective directors,
                                       officers, employees and agents) against
                                       any loss and any liability in respect to the financing contemplated hereby, or the use (or proposed use) of the proceeds thereof, other than any loss or liability arising out of the gross negligence or willful misconduct.

- --------------------------------------------------------------------------------
                             NATIONSBANK TERM SHEET
- --------------------------------------------------------------------------------
ASSIGNMENTS and
PARTICIPATIONS:                        Each Lender will have the right to assign
                                       its loan or commitments, with the prior
                                       written consent of the Borrower and the
                                       Agent, which consent shall not be
                                       unreasonably withheld. Assignments must
                                       be in minimum amounts of at least
                                       $5,000,000. A $3,000 assignment fee will be payable to the Agent by the assignee prior to the assignment becoming effective.p Voting rights of participants are limited to changes in amounts, rates and fees (in each case as applicable to each participant), as well as maturity, and participants have the same benefits as Lenders with respect to yield protection, capital adequacy and increased cost provisions.

GOVERNING LAW:                         State of Texas.

EXPENSES:                              The reasonable fees and expenses of
                                       Agent, Arranger and Agent's Counsel
                                       associated with the negotiation,
                                       documentation and syndication of this
                                       Facility under a limitation to be agreed to in conjunction with the Agent's counsel plus out of pocket expenses will be paid by Borrower.

                      AMERICAN RESIDENTIAL SERVICES, INC.

                              PERFORMANCE PRICING

INTEREST RATES AND UNUSED COMMITMENT
FEE: Principal shall bear interest, at Borrower's option, at EITHER the Base Rate OR LIBOR plus an Applicable Margin and Borrower shall pay a quarterly Unused Commitment Fee in each case based on the Borrower's Funded Debt to EBITDA Ratio.

           FUNDED DEBT TO              APPLICABLE LIBOR      APPLICABLE          UNUSED
            EBITDA RATIO                    MARGIN        BASE RATE MARGIN   COMMITMENT FEE
- -------------------------------------  ----------------   ----------------   ---------------
Less than 1.00x......................         75 b.p.            0 b.p.          25.0 b.p.
                                       ----------------   ----------------   ---------------
Greater than or equal to 1.00x, but
  less than 1.50x....................       87.5 b.p.            0 b.p.          25.0 b.p.
                                       ----------------   ----------------   ---------------
Greater than or equal to 1.50x, but
  less than 2.00x....................      112.5 b.p.            0 b.p.          30.0 b.p.
                                       ----------------   ----------------   ---------------
Greater than or equal to 2.00x, but
  less than 2.50x....................      137.5 b.p.         12.5 b.p.          37.5 b.p.
                                       ----------------   ----------------   ---------------
Greater than or equal to 2.5x........        175 b.p.           25 b.p.          50.0 b.p.
                                       ================   ================   ===============